Exhibit 10.21

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (the “Amendment”) is dated this the 7th day of August, 2007 by and among DELTIC TIMBER CORPORATION, a Delaware corporation (the “Borrower”) and SUNTRUST BANK, JPMORGAN CHASE BANK, N.A., AMERICAN AGCREDIT, PCA, COOPERATIVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A., “RABOBANK NEDERLAND,” NEW YORK BRANCH, WELLS FARGO BANK, N.A., REGIONS BANK (for itself and as successor to AmSouth Bank), BANCORPSOUTH BANK (collectively the “Lenders”), and SUNTRUST BANK, in its capacity as Issuing Bank, Swingline Lender and Administrative Agent (the “Administrative Agent”) for the Lenders.

RECITALS:

A. The Borrower, the Lenders, the Administrative Agent, the Swingline Lender and the Issuing Bank entered into a Revolving Credit Agreement dated as of September 9, 2005 (the “Credit Agreement”).

B. Pursuant to Section 2.24 of the Credit Agreement concerning “Increase of Revolving Commitments; Additional Lenders,” the Borrower previously increased the Aggregate Revolving Commitments to $300,000,000.

C. As of the date of this Amendment, the Revolving Commitments of the Lenders are as follows:

Lender	Revolving Commitment
SunTrust Bank	$47,500,000
JPMorgan Chase Bank, N.A.	$42,500,000
American Agcredit, PCA	$42,500,000
Cooperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch	$42,500,000
Wells Fargo Bank, N.A.	$40,000,000
Regions Bank	$60,000,000
BancorpSouth Bank	$25,000,000

D. The Borrower, the Lenders, the Administrative Agent, the Swingline Lender and the Issuing Bank desire to amend the Credit Agreement to: (i) reinstate the facility under Section 2.24 of the Credit Agreement, allowing the Borrower the option to request an increase of the Aggregate Revolving Commitments to an amount not exceeding $350,000,000; and (ii) to make the other amendments as set forth herein.

E. Terms not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Amended Definitions and Additional Definitions. Section 1.1 of the Credit Agreement concerning “Definitions” is amended by adding the following additional definitions in the appropriate alphabetical order:

“Acquisition” shall mean (a) any Investment by the Borrower or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of the Borrower or any of its Subsidiaries or shall be merged with the Borrower or any of its Subsidiaries or (b) any acquisition by the Borrower or any of its Subsidiaries of the assets of any Person (other than an existing Subsidiary of the Borrower) which constitutes all or substantially all of the assets of such Person or which comprises a business unit of such Person.

“Pro Forma Basis” means, for purposes of calculating compliance with respect to a proposed Acquisition, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the effective date of such Acquisition. For purposes of any such calculation in respect of any Acquisition as referred to in Section 7.4(g): (a) any Indebtedness incurred or assumed in connection with such transaction which is not retired in connection with such transaction (i) shall be deemed to have been incurred as of the first day of the applicable period, and (ii) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; (b) income statement items (whether positive or negative) and capital expenditures attributable to the Person or property acquired in such Acquisition, shall be included beginning as of the first day of the applicable period; and (c) pro forma adjustments may be included to the extent that such adjustments are calculated in a manner not inconsistent with GAAP and would give effect to events that are: (y) directly attributable to such transaction and (z) expected to have a continuing impact on the Borrower and its Subsidiaries.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent in connection with any Acquisition referred to in Section 7.4(g), which shall contain a reasonably detailed calculation of compliance with the ratio requirements of Section 7.4(g), upon giving effect to the applicable transaction on a Pro Forma Basis, as of the most recent fiscal quarter end preceding the date of the applicable Acquisition.

Section 1.1 of the Credit Agreement is amended by adding the following provision at the end of the definition of Consolidated EBITDA:

Consolidated EBITDA shall include EBITDA on a Pro Forma Basis with respect to any Acquisition, annualized from the date of such Acquisition for a period not to exceed four fiscal quarters, so long as the calculation thereof is done in a manner reasonably calculated to comply with GAAP, and such calculation is detailed in the supporting calculations to a covenant compliance certificate as detailed and measured to the Administrative Agent’s reasonable satisfaction.

Section 1.1 of the Credit Agreement is amended by adding the following provision at the end of the definition of Consolidated Net Income:

Consolidated Net Income shall include the net income (or loss) on a Pro Forma Basis with respect to any Acquisition, annualized from the date of such Acquisition for a period not to exceed four fiscal quarters, so long as the calculation thereof is done in a manner reasonably calculated to comply with GAAP, and such calculation is detailed in the supporting calculations to a covenant compliance certificate as detailed and measured to the Administrative Agent’s reasonable satisfaction.

The definition of Aggregate Commitment Amount set forth in Section 1.1 of the Credit Agreement is amended to reflect that as of August 7th, 2007, the Aggregate Revolving Commitment Amount is $300,000,000.

2. Extension of Commitment Termination Date. Section 1.1 of the Credit Agreement is amended by deleting the definition of “Revolving Commitment Termination Date,” or “Commitment Termination Date,” and the following is substituted in lieu thereof:

“Revolving Commitment Termination Date,” or “Commitment Termination Date” shall mean the earliest of (i) September 9, 2012, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

3. Amendment to Pricing. Section 1.1 of the Credit Agreement concerning “Applicable Commitment Fee Percentage” and “Applicable Margin” are amended so that references to Schedule I after the effective date of this Amendment, shall refer to the amended Schedule I, attached hereto and incorporated herein by reference. All other references in the Credit Agreement to Schedule I shall hereafter refer to amended Schedule I attached to this Amendment.

4. Reinstatement of Accordion Facility. Section 2.24 of the Credit Agreement concerning “Increase of Revolver Commitments; Additional Lenders,” is amended so that all references therein to $300,000,000, shall be amended to an amount equal to $350,000,000.

5. Amendment to Leverage Ratio Covenant. Section 6.1 of the Credit Agreement concerning “Leverage Ratio” is amended by deleting such section and inserting the following in lieu thereof:

Section 6.1 Leverage Ratio. The Borrower and its Subsidiaries shall maintain as of the last day of each fiscal quarter of the Borrower, a Leverage Ratio of not greater than 0.65:1.0, commencing with the third fiscal quarter of 2007.

6. Deletion of Consolidated Net Worth Covenant. Section 6.3 of the Credit Agreement concerning “Consolidated Net Worth” is deleted.

7. Amendment to Timber Market Value Covenant. Section 6.4 of the Credit Agreement is amended by deleting such section and inserting the following (and renumbered as Section 6.3) in lieu thereof:

Section 6.3 Minimum Timber Market Value. The Borrower and its Subsidiaries shall maintain a Timber Market Value greater than 175% of outstanding Total Senior Indebtedness.

8. Amendment to Section 7.4. Section 7.4 of the Credit Agreement concerning “Investments, Loans, Etc.” is amended by deleting subsection (g) of such section and inserting the following in lieu thereof:

(g) Investments consisting of the Acquisition of assets of or equity interests in a Person provided: (i) such Acquisition would not cause the Fixed Charge Coverage Ratio, the Leverage Ratio or the Minimum Timber Market Value covenants (each calculated on a Pro Forma Basis taking into account such Acquisition) to be violated; (ii) no Default or Event of Default exists or would exist taking into account such Acquisition; and (iii) the Administrative Agent has received prior to such Acquisition, a Pro Forma Compliance Certificate demonstrating compliance with clause (ii) of this subsection.

9. Amendment to Section 7.6. Section 7.6 of the Credit Agreement concerning “Sale of Assets” is amended by deleting subsection (i) of such section and inserting the following in lieu thereof:

(i) the sale of or other disposition for fair market value of obsolete or worn out property, or other property which is not necessary for strategic purposes or for operations, which is disposed of in the ordinary course of business.

10. Other Documents. All other Loan Documents executed and delivered in connection with the Credit Agreement are hereby amended to the extent necessary to conform to this Amendment.

11. Representations and Warranties. To induce the Administrative Agent, the Issuing Bank, the Swingline Lender and Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders that:

(a) Reaffirmation. As of the date of this Amendment and after giving effect to this Amendment, the representations and warranties set forth in Article IV of the Credit Agreement are true and correct in all material respects (except to the extent that any such representation or warranty expressly relates to a specified earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and except for changes in facts and circumstances which are not prohibited by the terms of the Credit Agreement); and

(b) No Default. As of the date hereof and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

12. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Amendment.

13. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) The Lenders shall have received this Amendment (and any other documents necessary to evidence the transactions relating thereto) duly executed by the Borrower and the Guarantors, as applicable;

(b) No Default or Event of Default shall exist;

(c) In consideration for the execution of the Amendment by the Lenders, the Borrower shall pay, concurrently with their execution hereof, an amendment fee equal to five hundredths of one percent (5 bps.) of the Total Commitments prior to the exercise of the accordion facility under Section 2.24 of the Credit Agreement which increased the Aggregate Commitment Amount from $260,000,000 to $300,000,000. Such consent and Amendment fee shall be paid to the Administrative Agent for payment to the Lenders on a pro rata basis.

(d) The Administrative Agent shall have received a resolution of the Borrower authorizing the execution and delivery of this Amendment and all transactions related thereto, in form and substance satisfactory to the Administrative Agent and its counsel;

(e) The Administrative Agent shall have received an incumbency certificate with respect to the officer(s) of Borrower executing the Amendment, and certificates of existence for the Borrower and the Guarantors;

(f) The Administrative Agent shall have received a favorable written opinion of W. Bayless Rowe, Vice President, General Counsel and Secretary of the Borrower, addressed to the Administrative Agent and the Lenders, and covering such matters relating to the Amendment and the transactions contemplated thereby in form and substance satisfactory to the Administrative Agent and its counsel; and

(g) The Administrative Agent shall have received certified copies of all consents, approvals or authorizations, required to be made or obtained in connection with the execution and delivery of the Amendment or the transactions contemplated thereby.

14. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

15. Severability; Headings. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The section and subsection headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

16. Continuing Effect of Other Documents. This Amendment shall not constitute an amendment or waiver of any other provision of the Credit Agreement not expressly referred to herein and, except to the extent that the Credit Agreement has been amended hereby, shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Required Lenders or the Administrative Agent. Except as expressly amended, modified or supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

17. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to Revolving Credit Agreement as of the day and date first set forth above.

DELTIC TIMBER CORPORATION, the Borrower

By:	/s/ Kenneth D. Mann
Title:	Vice President and CFO

SUNTRUST BANK, as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender

By:	/s/ Robert Maddox
Title:	Vice President

Revolving Commitment: $47,500,000

REGIONS BANK, as a Lender

By:	/s/ Kevin T. Smith
Name:	Kevin T. Smith
Title:	Vice President

Revolving Commitment: $60,000,000

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Thomas A. Shehane
Name:	Thomas A. Shehane
Title:	Senior Vice President

Revolving Commitment: $42,500,000

AMERICAN AGCREDIT PCA, as a Lender

By:	/s/ Gary Van Schuyver
Name:	Gary Van Schuyver
Title:	Vice President

Revolving Commitment: $42,500,000

COOPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK NEDERLAND,” NEW YORK BRANCH,
as a Lender

By:	/s/ Pamela Beal
Name:	Pamela Beal
Title:	Vice President

By:	/s/ Rebecca O. Morrow
Name:	Rebecca O. Morrow
Title:	Executive Director

Revolving Commitment: $42,500,000

WELLS FARGO BANK, N.A.
as a Lender

By:	/s/ Kevin L. Handley
Name:	Kevin L. Handley
Title:	Vice President

Revolving Commitment: $40,000,000

BANCORPSOUTH Bank, as a Lender

By:	/s/ David Skinner
Name:	David Skinner
Title:	President - El Dorado Division

Revolving Commitment: $25,000,000

CONSENT OF GUARANTORS

The undersigned, each a Guarantor, as defined in the Subsidiary Guarantee Agreement, hereby execute this Amendment to evidence their consent thereto, as well as the transactions contemplated thereby, and agree that the Subsidiary Guarantee Agreement dated September 9, 2005, remains in full force and effect.

DELTIC TIMBER PURCHASERS, INC.

Date: August 7, 2007	By:	/s/ Kenneth D. Mann
	Title:	Vice President and CFO

DELTIC SOUTHWEST TIMBER COMPANY

Date: August 7, 2007	By:	/s/ Kenneth D. Mann
	Title:	Vice President and CFO

CHENAL PROPERTIES, INC.

Date: August 7, 2007	By:	/s/ Kenneth D. Mann
	Title:	Vice President and CFO

CHENAL COUNTRY CLUB, INC.

Date: August 7, 2007	By:	/s/ Kenneth D. Mann
	Title:	Vice President and CFO

DELTIC REAL ESTATE INVESTMENT COMPANY

Date: August 7, 2007	By:	/s/ Kenneth D. Mann
	Title:	Vice President and CFO

SCHEDULE I

APPLICABLE MARGINS AND COMMITMENT FEE PERCENTAGE

(Expressed as Basis Points Per Annum)	Revolving Credit Facility
	Consolidated Total Debt to Consolidated Total Capital
	Level I	Level II	Level III	Level IV	Level V
Facility Pricing	<30.0%	>30.0% & <40.0%	>40.0% & <50.0%	>50.0% & <60.0%	>60.0%
Applicable Margin for Eurodollar Loans	50.0	62.5	75.0	100.0	125.0
Applicable Margin for Base Rate Loans	0.00%	0.00%	0.00%	0.00%	0.00%
Commitment Fee Percentage	10.0	12.5	15.0	20.0	25.0